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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Chesapeake Energy Corporation (the "Company"), an Oklahoma corporation, hereby constitutes and appoints Aubrey K. McClendon, Tom L. Ward and Marcus C. Rowland, and each of them, his or her true and lawful attorneys-in-fact to sign on his or her behalf, as a director or officer, as the case may be, of the Company, a Registration Statement(s) on Form S-8 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's Common Stock, par value, $.01 per share, issuable pursuant to the Chesapeake Energy Corporation 1999 Stock Option Plan, and to sign any or with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, any or all amendments and any or all post-effective amendments to the Registration Statement whether on Form S-8 or otherwise, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

EXECUTED this 15th day of February, 2000.

/s/ AUBREY K. MCCLENDON                      /s/ TOM L. WARD
---------------------------                  ---------------
Aubrey K. McClendon, Chairman of the         Tom L. Ward, President, Chief
Board, Chief Executive Officer and Director  Operating Officer and Director
(Principal Executive Officer)                (Principal Executive Officer)

/s/ MARCUS C. ROWLAND                        /s/ MICHAEL A. JOHNSON
------------------------------               -----------------------------------
Marcus C. Rowland, Executive Vice            Michael A. Johnson, Vice President-
President and Chief Financial Officer        Accounting and Controller
(Principal Financial Officer)                (Principal Accounting Officer)

/S/ EDGAR F. HEIZER, JR.                     /s/ BREENE M. KERR
------------------------------               -----------------------------------
Edgar F. Heizer, Jr., Director               Breene M. Kerr, Director


/s/ SHANNON T. SELF                          /S/ FREDERICK B. WHITTEMORE
------------------------------               ----------------------------------
Shannon T. Self, Director                    Frederick B. Whittemore, Director


/s/ WALTER C. WILSON
------------------------------
Walter C. Wilson, Director